                         SHEARSON LEHMAN BROTHERS INC.

                                      and

                     CONTINENTAL BANK, NATIONAL ASSOCIATION
                           As Trustee Under Indenture
                           Dated as of June 14, 1989

                          SIXTH SUPPLEMENTAL INDENTURE
                            Dated as of May 17, 1993

                           Providing for issuance of

                Floating Rate Senior Subordinated Notes Due 1996



                 THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of May 17, 1993, between Shearson Lehman Brothers Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at American Express Tower, World Financial Center, New York, New York 10285, and Continental Bank, National Association, a national banking association organized and existing by virtue of the laws of the United States of America (hereinafter called the "Trustee"), Trustee under the Indenture dated as of June 14, 1989, between the Company and the Trustee (hereinafter called the "Original Indenture").

                              W I T N E S S E T H:

                 WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of Holders for the purpose of making any other provisions with respect to matters arising therein, provided such action will not adversely affect the interests of the Holders of Securities of any series in any material respect; and

                 WHEREAS; the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company to provide funds for its corporate purposes; and

                 WHEREAS, the Company desires, by this Supplemental Indenture, to create a series of Securities to be issuable under the Original Indenture and to be known as the Company's Floating Rate Senior Subordinated Notes Due 1996 (hereinafter called the "Floating Rate Notes"), the Floating Rate Notes to be limited to $150,000,000 in aggregate principal amount, and the terms and provisions thereof to be as hereinafter set forth; and

                 WHEREAS, the form of the Floating Rate Notes and the Trustee's certificate of authentication to be borne by the Floating Rate Notes are to be in the general form set forth in the Original Indenture, with such insertions, omissions and variations as the Board of Directors of the Company may determine; and
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                 WHEREAS, all things necessary to make the Floating Rate Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders, as follows:

                 SECTION 1. Defined Terms. All terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture. Set forth below are definitions of terms used in this Sixth Supplemental Indenture which apply solely to the Floating Rate Notes, and do not in any way modify or amend identical terms otherwise defined in the Original Indenture.

         "Business Day" means any day that is not a Saturday or Sunday, that is a London business day and that, in New York City, is not a day on which banking institutions are generally authorized or required by law or executive order to close.

         "Calculation Agent" means the agent appointed by the Company to calculate interest rates for the Floating Rate Notes. The Calculation Agent will be Continental Bank, National Association.

         "Interest Determination Date" means the date as of which the interest rate for the Floating Rate Notes is to be calculated, to be effective as of the following Interest Reset Date, which with respect to the Floating Rate Notes is the second London business day prior to the relevant Interest Reset Date.

         "LIBOR" means the rate calculated as set forth in Section 3 hereof.

         "London business day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

                 SECTION 2. Designation and Terms of the Floating Rate Notes. The series of Securities created by this Supplemental Indenture shall be known and designated as the "Floating Rate Senior Subordinated Notes Due 1996" of the Company.

                 The Stated Maturity of the Floating Rate Notes shall be May 17, 1996 and they shall bear interest from and including May 17, 1993, or from and including the most recent Interest Payment Date to which interest on the Floating Rate Notes then outstanding has been paid or duly provided for, as the case may be, payable quarterly on the third Wednesday in February, May, August and November in each year (commencing August 18, 1993), and at Maturity (each of which is an Interest Payment Date), to, but excluding such Interest Payment Date at the rate of 3-month LIBOR plus 0.625% per annum until the principal amount thereof is paid or duly provided for; provided, however, that if an Interest Payment Date would otherwise fall on a day that is not a Business Day, such

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Interest Payment Date will be the following day that is a Business Day;
provided, further, that if such day falls in the next calendar month, such Interest Payment Date shall be the preceding day that is a Business Day.
The initial interest rate will be set on May 17, 1993 and the interest rate will reset on the third Wednesday in February, May, August and November of each year, commencing August 18, 1993 (each an "Interest Reset Date"). If any Interest Reset Date for the Floating Rate Notes would otherwise be a day that is not a London business day, such Interest Reset Date shall be postponed to the next day that is a London business day, except that if such London business day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London business day. The Interest Determination
Date for the initial interest rate will be May 13, 1993.

                 Payment of principal of the Floating Rate Notes and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto at such person's address appearing in the Security Register.

                 The Regular Record Date referred to in Section 301 of the Original Indenture for the payment of interest on the Floating Rate Notes payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

                 The Floating Rate Notes may be issued in denominations of $1,000 and any integral multiple thereof.

                 Upon execution of this Supplemental Indenture, or from time to time thereafter, Floating Rate Notes, in an aggregate principal amount not exceeding $150,000,000, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Floating Rate Notes to or upon a Company Order.

                 SECTION 3. Interest Rate Calculation. Accrued interest from the date of issuance or from the last date to which interest has been paid is calculated by multiplying the face amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the date of issuance, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541%, or .09876541, being rounded to 9.87655%, or .0987655, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to such date by 360.

         Interest will be determined by the Calculation Agent in accordance with the following provisions:

     (i)  On each Interest Determination Date, LIBOR will be determined

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on the basis of the offered rates for deposits in U.S. dollars having a maturity of 3 months, which appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time. Such posted offered rates are for value on the second London business day after such Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic average (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR in respect to such Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

         (ii) On any Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank market, having a maturity of 3 months, such deposits commencing on the second London business day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic average (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic average (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date (or if such day is not a Business Day, such Interest Determination Date will be the following Business Day, provided that if such day falls in the next calendar month, such Interest Determination Date shall be the next preceding day which is a Business Day) for loans in U.S. dollars to leading European banks, having a maturity of 3 months, such loans commencing on the second London business day immediately following such date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be LIBOR in effect on such Interest Determination Date.

                 SECTION 4. Redemption of the Floating Rate Notes. The Floating Rate Notes are not subject to any sinking fund and shall not be redeemable prior to the Stated Maturity thereof, anything in Section 1202 of the Original Indenture to the contrary notwithstanding.

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                                  TESTIMONIUM

                 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        SHEARSON LEHMAN BROTHERS INC.



                                        By: /s/ Michael R. Milversted
                                            ----------------------------
                                                Executive Vice President
                                                and Treasurer




ATTEST:


/s/ Madeline L. Shapiro
- -----------------------
  Assistant Secretary




                                         CONTINENTAL BANK, NATIONAL  ASSOCIATION




                                         By:
                                             ---------------------------------
                                                Vice President

ATTEST:




- -----------------------
Trust Officer

STATE OF NEW YORK )
                  )      ss.:
COUNTY OF NEW YORK)


                 On the 17th day of May, in the year 1993, before me personally came MICHAEL R. MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is an Executive Vice President and the Treasurer of Shearson Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                /s/ Christine Y. Ko
                                                -------------------------------
                                                         Notary Public

                                                         [Notary Seal]


STATE OF ILLINOIS)
                 )       ss.:
COUNTY OF COOK   )

         On the 17th day of May, in the year 1993, before me personally came _______________________, to me known, who being by me duly sworn, did depose and say that he resides at _______________________; that he is a Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.





                                                ---------------------------
                                                        Notary Public

                                  TESTIMONIUM

                 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        SHEARSON LEHMAN BROTHERS INC.




                                        By:
                                            -------------------------
                                             Executive Vice President
                                             and Treasurer

ATTEST:



- ------------------------
Assistant Secretary



                                        CONTINENTAL BANK, NATIONAL ASSOCIATION



                                        By: /s/ Greg Jordan
                                            -------------------------------
                                              Vice President

ATTEST:




/s/ Melissa A. Rosal
- ----------------------
   Trust Officer

STATE OF NEW YORK )
                  )       ss.:
COUNTY OF NEW YORK)


                 On the 17th day of May, in the year 1993, before me personally came MICHAEL R. MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is an Executive Vice President and the Treasurer of Shearson Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporate on is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                                ---------------------------
                                                       Notary Public


STATE OF ILLINOIS)
                 )       ss.:
COUNTY OF COOK   )


         On the 17th day of May, in the year 1993, before me personally came Greg Jordan, to me known, who being by me duly sworn, did depose and say that he resides at Naperville, IL; that he is a Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                    /s/ V. Washington
                                                    -------------------------
                                                         Notary Public

                                                         [Notary Seal]